Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On May 11, 2015, Independence Realty Trust, Inc. (“IRT”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among IRT, Independence Realty Operating Partnership, LP, IRT’s operating partnership (“IROP”), Adventure Merger Sub LLC, a direct wholly-owned subsidiary of IROP (“OP Merger Sub”), IRT Limited Partner, LLC, a direct wholly-owned subsidiary of IRT (“IRT LP LLC”), Trade Street Residential, Inc. (“TSRE”), and Trade Street Operating Partnership, LP, TSRE’s operating partnership (“TSR OP”). The Merger Agreement provided for: (i) OP Merger Sub to merge into TSR OP (the “Partnership Merger”), with TSR OP continuing as the surviving entity, and (ii) TSRE to merge into IRT LP LLC (the “Company Merger” and, together with the Partnership Merger, the “Merger”), with IRT LP LLC continuing as the surviving entity and a wholly-owned subsidiary of IRT.

On September 17, 2015, IRT completed the Merger pursuant to the Merger Agreement. As a result of the Merger, each outstanding share of common stock of TSRE (the “TSRE Common Stock”) was converted automatically into the right to receive (a) $3.80 in cash and (b) 0.4108 shares of common stock of IRT (the “IRT Common Stock”), plus cash in lieu of fractional shares. Immediately prior to the Partnership Merger, the sole third party holder of units of limited partnership interest of TSR OP (“TSR OP Units”) contributed all of their TSR OP Units to IRT OP in exchange for 1,925,419 IROP Units, plus cash in lieu of fractional TSR OP Units.

The following unaudited pro forma condensed consolidated financial statements are based on IRT’s historical consolidated financial statements and TSRE’s historical consolidated financial statements incorporated by reference in, or filed with, this report, and have been adjusted in the statements below to give effect to the Merger. The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2015 and the year ended December 31, 2014 give effect to the Merger as if it had occurred on January 1, 2014, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 gives effect to the Merger as if it had occurred on June 30, 2015. The historical consolidated financial statements of TSRE have been adjusted to reflect certain reclassifications in order to conform to IRT’s financial statement presentation.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting with IRT considered the accounting acquirer of TSRE. Under the acquisition method of accounting, the purchase price is allocated to the underlying TSRE tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with the excess purchase price, if any, allocated to goodwill.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and information that is currently available. The aggregate purchase price for financial statement purposes is based on the actual closing price per share of IRT common stock on September 16, 2015, the day immediately preceding the closing date of the Merger, of $7.27, and $3.80 in cash for each share of TSRE common stock.

Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that: (i) reflect acquisitions and financing transactions completed by IRT before the Merger, (ii) are directly attributable to the Merger, (iii) are factually supportable, and (iv) are expected to have a continuing impact on the results of operations of IRT following the Merger. This information is presented for illustrative purposes only and is not indicative of the consolidated operating results or financial position of IRT that would have occurred if such transactions had occurred on the dates described above and in accordance with the assumptions described below, nor is it necessarily indicative of IRT’s future operating results or financial position.

The unaudited pro forma condensed consolidated financial statements, although helpful in illustrating the financial characteristics of IRT following the Merger under one set of assumptions, do not reflect opportunities to earn additional revenue, or other factors that may result as a consequence of the Merger, and do not attempt to predict or suggest future results. Specifically, the unaudited pro forma condensed consolidated statements of income exclude projected operating efficiencies and synergies expected by IRT’s management to be achieved as a result of the Merger. Further, the unaudited pro forma condensed consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of IRT following the Merger.

The unaudited pro forma condensed consolidated financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•	the historical audited consolidated financial statements of IRT as of and for the year ended December 31, 2014 from the IRT Annual Report on Form 10-K for the fiscal year ended December 31, 2014 previously filed with the Securities and Exchange Commission (the “SEC”), and the historical unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2015 from the IRT Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015 previously filed with the SEC;

•	the historical audited consolidated financial statements of TSRE as of and for the year ended December 31, 2014 incorporated by reference into this report, and the historical unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2015 filed with this report; and

•	the historical audited statements of revenues and certain expenses of IRT’s 2014 significant acquisitions, as filed in Current Reports on Form 8-K or Form 8-K/A filed on June 12, 2014 (Carrington Park Apartments and Arbors at the Reservoir) and December 22, 2014 (Walnut Hill, Lenoxplace, Stonebridge Crossing, Bennington Pond and The Southeast Portfolio), previously filed with the SEC.

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2015

(Dollars in thousands)

	IRT Historical	TSRE Historical	Pro Forma Adjustments		Consolidated Pro Forma
	(A)	(B)
ASSETS:
Investment in real estate at cost	$716,581	$587,662	$91,802	(C)	$1,396,045
Accumulated depreciation	(31,188)	(34,916)	34,916	(D)	(31,188)

Investments in real estate, net	685,393	552,746	126,718		1,364,857
Cash and cash equivalents	21,568	8,047	(8,260)	(E)	21,355
Restricted cash	6,335	3,020	—		9,355
Accounts receivable and other assets	6,689	2,563	—		9,252
Intangible assets, net of accumulated amortization	182	440	6,496	(F)	7,118
Deferred costs, net of accumulated amortization	2,992	4,140	(4,140)	(G)	2,992

Total Assets	$723,159	$570,956	$120,814		$1,414,929

LIABILITIES AND EQUITY:
Indebtedness	$457,202	$359,406	$178,091	(H)	$994,699
Accounts payable and accrued expenses	10,922	6,367	—		17,289
Accrued interest payable	30	870	—		900
Dividends payable	1,982	3,719	—		5,701
Other liabilities	1,893	1,995	—		3,888

Total Liabilities	472,029	372,357	178,091		1,022,477

Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value	—	—	—		—
Common stock, $0.01 par value	318	368	(217)	(I)	469
Additional paid-in capital	267,566	267,827	(158,121)	(I)	377,272
Retained earnings (accumulated deficit)	(28,065)	(84,226)	101,693	(I)	(10,598)

Total stockholders’ equity	239,819	183,969	(56,645)		367,143
Non-controlling interests	11,311	14,630	(632)	(I)	25,309

Total Equity	251,130	198,599	(57,277)		392,452

Total Liabilities and equity	$723,159	$570,956	$120,814		$1,414,929

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2015

(Dollars in thousands, except per share data)

	IRT Historical	Bayview Acquisition	Adjustments	IRT Historical, As Adjusted	TSRE Historical	Pro Forma Adjustments		Consolidated Pro Forma
	(J)	(K)	(L)		(M)
REVENUE:
Rental Income	$39,711	$752	$—	$40,463	$28,715	$—		$69,178
Tenant reimbursement & other income	4.801	131	—	4,932	3,185	—		8,117

Total revenue	44,512	883	—	45,395	31,900	—		77,295
EXPENSES:
Property operating expenses	20,749	379	—	21,128	12,978	—		34,106
General & administrative expenses	922	—	—	922	3,678	(3,678)	(N)	922
Asset management fees	2,472	—	63	2,535	—	2,574	(O)	5,109
Acquisition expenses	201	—	(201)	—	3,280	(3,280)	(P)	—
Depreciation and amortization	11,758	—	(1,743)	$10,015	7,894	(414)	(Q)	17,495

Total expenses	36,102	379	(1,881)	34,600	27,830	(4,798)		57,632

Operating Income	8,410	504	1,881	10,795	4,070	4,798		19,663
Interest expense	(8,299)	—	(98)	(8,397)	(7,347)	(2,468)	(R)	(18,212)
Interest income	1	—	—	1	15	—		16
Asset impairment	—	—	—	—	(790)	—		(790)

Net income (loss)	(112	504	1,783	2,399	(4,052)	2,330		677
(Income) loss allocated to non-controlling interests	(8)	—	(64)	(72)	243	(214)	(S)	(43)

Net Income (loss) allocable to common shares	$104	$504	$1,719	$2,327	$(3,809)	$2,116		$634

Earnings Per Share:
Basic	$0.00			$0.07				$0.01

Diluted	$0.00			$0.07				$0.01

Weighted-Average Shares:
Basic	31,781,718			31,781,718			(T)	46,892,738

Diluted	33,060,578			33,060,578			(T)	48,171,598

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2014

(Dollars in thousands, except per share data)

	IRT Historical	2014 Acquisitions	Bayview Acquisition	Adjustments	IRT Historical, As Adjusted	TSRE Historical	Pro Forma Adjustments		Consolidated Pro Forma
	(J)	(U)	(L)			(M)
REVENUE:
Rental Income	$44,834	$32,546	$2,267	$—	$79,647	$51,372	$1,918	(V)	$132,937
Tenant reimbursement income	4,369	3,979	334	—	8,682	5,495	169	(V)	14,346

Total revenue	49,203	36,525	2,601	—	88,329	56,867	2,087		147,283
EXPENSES:
Property operating expenses	23,427	16,962	1,209	—	41,598	24,781	895	(V)	67,274
General & administrative expenses	1,137	—	—	—	1,137	18,124	(18,124)	(N)	1,137
Asset management fees	1,736	—	—	2,612	4,348	—	5,148	(O)	9,496
Acquisition expenses	1,842	—	—	(1,842)	—	3,044	43,862	(P)	46,906
Depreciation and amortization	12,520	—	—	11,277	23,797	19,250	2,646	(Q)	45,693

Total expenses	40,662	16,962	1,209	12,047	70,880	65,199	34,427		170,506

Operating Income	8,541	19,563	1,392	(12,047)	17,449	(8,332)	(32,340)		(23,223)
Interest expense	(8,496)	—	—	(7,253)	(15,749)	(13,964)	(5,666)	(R)	(35,379)
Interest and other income	17	—	—	—	17	151	—		168
Asset impairments	—	—	—	—	—	(7,962)	—		(7,962)
Loss on debt extinguishment	—	—	—	—	—	(1,629)	—		(1,629)
Gain on acquisitions	—	—	—	—	—	—	64,373	(W)	64,373
Gain (loss) on assets	2,882	—	—	—	2,882	1,419	—		4,301

Net income (loss)	2,944	19,563	1,392	(19,300)	4,599	(30,317)	26,367		649
Income (loss) allocated to preferred shares	—	—	—	—	—	(693)	—		(693)
Extinguishment of equity securities	—	—	—	—	—	1,216	—		1,216
Adjustments for participating securities	—	—	—	—	—	44	—		44
(Income) loss allocated to non-controlling interests	(4)	—	—	(124)	(128)	1,953	(1,878)	(S)	53

Net Income (loss) allocable to common shares	$2,940	$19,563	$1,392	$(19,424)	$4,471	$(27,797)	$24,489		$1,163

Earnings Per Share:
Basic	$0.14				$0.21				$0.03

Diluted	$0.14				$0.21				$0.03

Weighted-Average Shares:
Basic	21,315,928				21,315,928			(T)	36,426,948

Diluted	21,532,671				21,532,671			(T)	36,426,948

INDEPENDENCE REALTY TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

For purposes of the unaudited pro forma condensed consolidated financial statements, which IRT refers to as the pro forma financial statements, IRT has assumed a total preliminary purchase price for the Merger of approximately $700.0 million, which consists of shares of IRT common stock issued, cash paid in exchange for shares of TSRE Common Stock and TSR OP Units, and assumption and incurrence of indebtedness.

The pro forma financial statements have been prepared assuming the Merger is accounted for using the acquisition method of accounting under U.S. GAAP, which IRT refers to as acquisition accounting, with IRT as the acquiring entity. Accordingly, under acquisition accounting, the acquired net tangible and identifiable intangible assets and liabilities assumed of TSRE are recorded based on their respective fair values, as further described below.

To the extent identified, certain reclassifications have been reflected in the pro forma adjustments to conform TSRE’s financial statement presentation to that of IRT. However, the unaudited pro forma financial statements may not reflect all adjustments necessary to conform TSRE’s accounting policies to those of IRT due to limitations on the availability of information as of the date of this report.

The pro forma adjustments represent IRT management’s estimates based on information available as of the date of this report and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the pro forma financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined, including transaction or other costs following the Merger that are not expected to have a continuing impact on IRT’s results of operations. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Merger are excluded from the pro forma statements of income.

The pro forma condensed consolidated statements of income for the year ended December 31, 2014 and for the six months ended June 30, 2015 consolidate the historical consolidated statements of income of IRT and TSRE, giving effect to the Merger as if it had been consummated on January 1, 2014, the beginning of the earliest period presented. The pro forma balance sheet combines the historical consolidated balance sheet of IRT and the historical consolidated balance sheet of TSRE as of June 30, 2015, giving effect to the Merger as if it had been consummated on June 30, 2015.

On September 17, 2015, IRT completed the Merger.

Unless otherwise noted, all dollar amounts are in thousands, except per share amounts.

Preliminary Estimated Purchase Price

The total preliminary estimated purchase price of approximately $700,030 was determined based on the number of shares of TSRE Common Stock outstanding as of September 16, 2015. For purposes of the pro forma financial statements, such shares of TSRE Common Stock are assumed to remain outstanding as of the closing date of the Merger. Further, no effect has been given to any new shares of TSRE Common Stock that may be issued or granted subsequent to the date of this report and before the closing date of the Merger. In all cases in which IRT’s closing stock price is a determining factor in arriving at the final purchase price for the Merger, the stock price assumed for the total preliminary purchase price is $7.27 per share, the closing price of IRT’s Common Stock on September 16, 2015, the last trading day before the completion of the Merger.

The purchase price will be computed using the closing price of IRT common stock on the trading day immediately preceding the closing date of the Merger. Based on the September 16, 2015 stock price of $7.27, IRT expects to record a gain upon the closing of the acquisition of approximately $64,373 as a result of the acquired net tangible and identifiable intangible assets and liabilities assumed of TSRE exceeding the aggregate consideration being paid.

For purposes of these pro forma financial statements, TSRE’s tangible and intangible assets acquired and liabilities assumed have been recorded based on their estimated fair values assuming the Merger was completed on the pro forma balance sheet date presented. The final fair values will be based upon valuations and other analyses for which there is currently insufficient information to make a definitive valuation. Accordingly, the purchase price adjustments are preliminary and have been made solely for the purpose of providing the pro forma financial statements. The final purchase price adjustments will be determined after completion of a thorough analysis to determine the fair value of TSRE’s tangible assets and liabilities, including tangible assets and identifiable intangible assets and liabilities. As a result, the final acquisition accounting adjustments, including those resulting from conforming TSRE’s accounting policies to those of IRT, could differ materially from the pro forma adjustments presented herein.

Balance Sheet Adjustments

(A)	Represents the historical balance sheet of IRT at June 30, 2015, included in IRT’s Quarterly Report on Form 10-Q filed on August 7, 2015.

(B)	Represents the historical balance sheet of TSRE at June 30, 2015, included in TSRE’s Quarterly Report on Form 10-Q/A filed on August 24, 2015.

(C)	Represents the adjustment to reflect TSRE’s real estate assets at their estimated fair values based on appraisals received in connection with the Merger. The estimated fair value of TSRE’s real estate assets was $686,400, of which $6,936 was allocated to an intangible asset for in-place leases. See note (F).

(D)	Accumulated depreciation was adjusted to eliminate TSRE’s historical accumulated depreciation at June 30, 2015.

(E)	Adjustment represents the cash needed to close the Merger and was computed as follows as of June 30, 2015:

Fair value of real estate assets	$686,400
Net working capital acquired	679
Paydown of line of credit borrowings	14,848
Merger expenses, including $18,800 of prepayment costs	46,906
Proceeds from KeyBank Facilities and assumed and new mortgages—see note (H)	(552,345)
Fair value of stock and IROP Units issued—see note (J)	(123,855)
Gain on acquisition	(64,373)

Net cash used in closing the Merger	$(8,260)

(F)	The intangible asset adjustment represents $6,936 for acquisition of acquired in-place leases. The estimated fair value of in-place leases was calculated based on the estimated cost to replace such leases, including foregone rents during an assumed lease-up period. These costs were offset by the elimination of TSRE’s historical in-place lease intangible assets of $440.

(G)	Deferred financing costs was adjusted by $4,140 to eliminate TSRE’s historical financing costs.

(H)	Adjustment represents the removal of historical TSRE first mortgages and line of credit borrowings as required in the Merger Agreement.

At closing of the Merger on September 17, 2015, IROP entered into (i) a Credit Agreement by and among IROP, KeyBank National Association (“KeyBank NA”), Huntington, the other lenders party thereto, and KeyBanc Capital Markets with respect to a $325 million senior secured credit facility (the “KeyBank Senior Facility”) and (ii) a Credit Agreement by and among IRT OP, KeyBank NA, Huntington, the other lenders party thereto, and KeyBanc Capital Markets with respect to a $120 million senior interim term loan facility (the “KeyBank Interim Facility” and, together with the KeyBank Senior Facility, the “KeyBank Facilities”) to finance the acquisition of TSRE. At closing, IROP borrowed $271,500 on the KeyBank Senior Facility and $120,000 on the KeyBank Interim Facility. The KeyBank Senior Facility will bear interest at 245 basis points over LIBOR, subject to reduction as IROP’s corporate leverage is reduced. The KeyBank Senior Facility will have a three-year term, subject to the option of IROP to extend the term of the facility for two additional 12-month periods under certain circumstances. The KeyBank Interim Facility will bear interest at 500 basis points over LIBOR and have a term of 364 days, subject to the option of IROP to extend the term of the facility for an additional six months under certain circumstances.

IRT also assumed (at fair value) and entered into new mortgage financing in the aggregate principal amount of $160,845 to finance the remaining properties acquired from TSRE. The mortgages will bear interest at various fixed rates ranging from 3.2% to 4.3% with maturities ranging from September 2020 to February 2024.

(I)	Adjustment represents the issuance of 15,111,020 shares of IRT Common Stock and 1,925,470 IROP Units, with a fair value of $7.27 per share as of September 16, 2015 and the elimination of all historical TSRE equity balances, non-controlling interests and transaction costs. The following table provides detail of adjustments impacting additional paid in capital (APIC), IRT Common Stock, distributions in excess of accumulated earnings and non-controlling interests:

	APIC	Common stock	Retained earnings (accumulated deficit)	Non-controlling interests
Transaction costs of IRT/TSRE	$—	$—	$(46,906)	$—
Gain on acquisition of TSRE	—	—	64,373	—
Issuance of IRT Common Stock	109,706	151	—	—
Issuance of IROP Units	—	—	—	13,998
Removal of TSRE’s historical balances	(267,827)	(368)	84,226	(14,630)

Total adjustments	$(158,121)	$(217)	$101,693	$(632)

Income Statement Adjustments for the Six Months Ended June 30, 2015 and Year Ended December 31, 2014

(J)	Represents the historical income statement for IRT for the six months ended June 30, 2015, included in IRT’s Quarterly Report on Form 10-Q filed on August 7, 2015.

Represents the historical income statement for IRT for the year ended December 31, 2014, included in IRT’s Annual Report on Form 10-K filed on March 16, 2015.

(K)	Represents the revenue and operating expenses of Bayview for the six months ended June 30, 2015 and year ended December 31, 2014. On May 1, 2015, IRT acquired a 236-unit property in Indianapolis, Indiana called Bayview. The acquisition price was $25,250, of which $219 was associated with in-place lease intangibles and acquisition expense of $61.

(L)	For the six months ended June 30, 2015, these adjustments represent (1) the additional asset management fees associated with IRT’s Bayview acquisition pursuant to the current asset management agreement, (2) the removal of historical IRT acquisition expenses, as IRT is depicting the Bayview acquisition as being consummated on January 1, 2014 for pro forma purposes, (3) recognition of additional depreciation expense for Bayview and the removal of IRT’s historical amortization expense of in-place leases associated with 2014 acquisitions, (4) interest expense associated with the additional financing for the Stonebridge Ranch permanent financing and the borrowings under IRT’s line of credit for the Bayview acquisition, which assumes the financings were outstanding as of the beginning of the respective period, and (5) an adjustment to the income allocation to non-controlling interests as a result of the aforementioned adjustments.

For the year ended December 31, 2014, these adjustments represent (1) the additional asset management fees associated with IRT’s acquisition of Bayview, as well as other properties IRT acquired in 2014, (2) the removal of historical IRT acquisition expenses as IRT is depicting those acquisitions as being consummated on January 1, 2014 for pro forma purposes, (3) recognition of additional depreciation expense on the properties that IRT acquired in 2014 along with IRT’s acquisition of Bayview in 2015 and amortization expense of in-place leases for the properties acquired in 2014 (depreciation and amortization expense is computed on a straight-line basis over a 40 year useful life for buildings and estimated useful life of six months for acquired in-place leases), (4) interest expense associated with the permanent financing of The Crossings property, which IRT acquired on November 22, 2013, permanent financing for the properties IRT acquired in 2014, and the borrowings under IRT’s line of credit for the Bayview acquisition, which assumes the financings were outstanding as of the beginning of the respective period, and (5) an adjustment to the income allocation to non-controlling interests as a result of the aforementioned adjustments.

(M)	Represents the historical income statement for TSRE for the six months ended June 30, 2015, included in TSRE’s Quarterly Report on Form 10-Q/A filed on August 24, 2015.

Represents the historical income statement for TSRE for the year ended December 31, 2014, included in TSRE’s Annual Report on Form 10-K filed on March 13, 2015.

(N)	As a result of the Merger, the TSRE assets will become externally managed and all of TSRE’s employees and corporate contracts will be terminated. This adjustment to general and administrative expenses represents the removal of these historical costs.

(O)	Adjustment represents the additional asset management fee due pursuant to the existing asset management agreement. The terms of the existing asset management agreement require a management fee based on 75 basis points of real estate assets annually. IRT intends to amend its asset management agreement to change from an asset based fee structure to an equity based fee structure. The pro forma financial statements do not reflect the new equity based fee structure since it will not be in place until after the closing of the Merger.

(P)	Adjustment represents the removal of TSRE’s historical acquisition expenses of $3,280 for the six months ended June 30, 2015 and $3,044 for the year ended December 31, 2014, as the acquisitions made by TSRE were depicted as occurring on January 1, 2014 for pro forma purposes. Also includes $46,906 in acquisition expenses expected to be incurred as part of the Merger.

(Q)	For the six months ended June 30, 2015, depreciation and amortization was adjusted to eliminate $7,894 of TSRE’s historical depreciation and amortization expense and to recognize $7,480 of depreciation based on the fair value of TSRE’s real estate assets.

For the year ended December 31, 2014, depreciation and amortization was adjusted to eliminate $19,250 of TSRE’s historical depreciation and amortization expense, to recognize $14,960 of depreciation expense based on the fair value of TSRE’s real estate assets, and to recognize $6,936 for the amortization of in-place leases associated with TSRE’s assets.

Pro forma depreciation and amortization expense on the TSRE assets is computed on a straight-line basis over the estimated useful lives of the related assets, which range from 40 years for land improvements and buildings to six months for acquired in-place leases, all of which are preliminary determinations.

(R)	For the six months ended June 30, 2015, interest expense is reduced by $7,347 to remove TSRE’s historical interest cost and increased by $9,815 to recognize interest expense associated with the $271,500 of borrowings on the KeyBank Senior Facility, the $120,000 of borrowings on the KeyBank Interim Facility and the $160,845 of mortgages used to finance the cash portion of the merger consideration.

For the year ended December 31, 2014, interest expense is reduced by $13,964 to remove TSRE’s historical interest cost and increased by $19,630 to recognize interest expense associated with the $271,500 of borrowings on the KeyBank Senior Facility, the $120,000 of borrowings on the KeyBank Interim Facility and the $160,845 of mortgages used to finance the cash portion of the merger consideration.

(S)	Non-controlling interest was adjusted to eliminate TSRE’s historical income allocated to non-controlling interest expense, as TSRE’s historical outstanding operating partnership units will be redeemed for shares of IRT Common Stock and cash, and to also adjust the income allocated to non-controlling interests pursuant to the aforementioned adjustments.

(T)	Pro forma weighted average shares increased as a result of the issuance of 15,111,020 shares of IRT Common Stock to TSRE stockholders in connection with the Merger.

(U)	Represents the adjustment to reflect the pro forma revenues and property operating expenses for the properties that IRT acquired in 2014. This adjustment represents the revenues and property operating expenses associated with the period that IRT did not own the property, effectively January 1, 2014 through the acquisition date of each property. IRT acquired Reserve at Eagle Ridge on January 31, 2014, The Oklahoma Portfolio on February 28, 2014, King’s Landing on March 31, 2014, Carrington Park Apartments on May 7, 2014, Arbors at the Reservoir on June 4, 2014, Walnut Hill on August 28, 2014, Lenoxplace on September 5, 2014, Stonebridge Crossing on September 15, 2014, Bennington Pond on November 24, 2014, The Southeast Portfolio on December 8, 2014, Stonebridge at the Ranch on December 16, 2014, and Iron Rock Ranch on December 30, 2014. Rental income, tenant reimbursement and other income and property operating expenses from these properties from January 1, 2014 through the acquisition date were $32,546, $3,979 and $16,962, respectively. The operations of each property subsequent to the date of acquisition are included in the historical consolidated income statement of IRT for the year ended December 31, 2014.

(V)	Represents the adjustment to reflect the pro forma revenues and property operating expenses for the properties that TSRE acquired in 2014. This adjustment represents the revenues and property operating expenses associated with the period that TSRE did not own the property, effectively January 1, 2014 through the acquisition date of each property. TSRE acquired Miller Creek and Wake Forest on January 21, 2014, Aventine on February 4, 2014, Brier Creek on March 10, 2014, Craig Ranch on March 18, 2014, and Big Creek on April 7, 2014. Rental income, tenant reimbursement and other income and property operating expenses from these properties from January 1, 2014 through the acquisition date were $1,918, $169 and $895, respectively. The operations of each property subsequent to the date of acquisition are included in the historical consolidated income statement of TSRE for the year ended December 31, 2014.

(W)	Represents the expected gain upon completion of the Merger, as the fair value of the net assets acquired exceeds the consideration surrendered.